Exhibit 3.2

FOURTH AMENDED AND RESTATED BYLAWS OF FIRST INTERSTATE BANCSYSTEM, INC.
ARTICLE I - CORPORATE OFFICES
1.1 REGISTERED OFFICE
The registered office of First Interstate BancSystem, Inc. shall be fixed in the corporation’s Articles of Incorporation, as the same may be amended or restated from time to time (as so amended or restated, the “Articles”), as subsequently designated by the corporation’s Board of Directors (the “Board”) from time to time, or as subsequently set forth in an annual report on file with the Montana Secretary of State.
1.2 REGISTERED AGENT
The corporation shall maintain a registered agent at the registered office, as fixed in the Articles, as subsequently designated by the Board from time to time, or as subsequently set forth on file with the Montana Secretary of State.
1.3 OTHER OFFICES
The Board may at any time establish other offices at any place or places where the corporation is qualified to do business.
ARTICLE II - MEETINGS OF SHAREHOLDERS
2.1 PLACE OF MEETINGS
Meetings of shareholders shall be held at any place within or outside the State of Montana as designated by the Board. In the absence of any such designation or determination, shareholders’ meetings shall be held at the corporation’s principal executive office.
2.2 ANNUAL MEETING
The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board. At the annual meeting, directors shall be elected and any other proper business may be transacted.
2.3 SPECIAL MEETING
Unless otherwise required by law or the Articles, special meetings of the shareholders may be called at any time, for any purpose or purposes, only by (i) the Board, (ii) the Chair of the Board, (iii) the Chief Executive Officer (or, in the absence of the Chief Executive Officer, the President) of the corporation, or (iv) holders of more than ten percent (10%) of the total voting power of the outstanding shares of capital stock of the corporation then entitled to vote.
If any person(s) other than the Board calls a special meeting, the request shall:
i.be in writing, dated and signed by the person(s) calling the special meeting;
ii.specify the nature of the business proposed to be transacted; and
iii.be delivered personally or sent by registered mail or by electronic transmission to the Secretary of the corporation.
Upon receipt of such a request, the Board shall determine the date, time and place of such special meeting, which must be scheduled to be held on a date that is within one hundred twenty (120) days of receipt by the Secretary of the proper request therefor, and the Secretary of the corporation shall prepare a proper notice thereof. No business may be transacted at such special meeting other than the business specified in the notice to shareholders of such meeting.

2.4 NOTICE OF SHAREHOLDERS’ MEETINGS
All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting, except as otherwise required by applicable law. The notice shall specify the place, if any, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Any previously scheduled meeting of shareholders may be postponed, and, unless the Articles or applicable law provide otherwise, any special meeting of the shareholders may be cancelled by resolution duly adopted by a majority of the Board members then in office upon public notice given prior to the date previously scheduled for such meeting of shareholders.
Whenever notice is required to be given, under applicable law, the Articles or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate with the Secretary of State of Montana, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
Whenever notice is required to be given, under any provision of applicable law, the Articles or these bylaws, to any shareholder to whom (a) notice of two (2) consecutive annual meetings, or (b) all, and at least two (2) payments (if sent by first-class mail) of dividends or interest on securities during a twelve (12) month period, have been mailed addressed to such person at such person’s address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated.
2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE
Notice of any meeting of shareholders shall be given:
i.if mailed, when deposited in the United States mail, postage prepaid, directed to the shareholder at his or her address as it appears on the corporation’s records; or
ii.otherwise, when delivered.
An affidavit of the Secretary or an assistant secretary of the corporation or of the transfer agent or any other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
Notice may be waived in accordance with Section 7.13 of these bylaws.
2.6 QUORUM
Unless otherwise provided in the Articles or required by law, shareholders representing a majority of the voting power of the issued and outstanding capital stock of the corporation, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders. If such quorum is not present or represented at any meeting of the shareholders, then the chair of the meeting, or the shareholders representing a majority of the voting power of the capital stock at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The shareholders present at a duly called meeting at which quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.7 ADJOURNED MEETING; NOTICE
When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place, if any thereof, are announced at the meeting at which the adjournment is taken. At the continuation of the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting in accordance with the provisions of Section 2.4 and 2.5 of these bylaws.
2.8 ADMINISTRATION OF THE MEETING
Meetings of shareholders shall be presided over by the Chair of the Board or, in the absence thereof, by any Vice Chair of the Board or, in the absence thereof, by any officer of the corporation designated by the Chair of the Board or, in the absence thereof, by any officer of the corporation. In the absence of the Secretary of the corporation, the secretary of the meeting shall be the assistant corporate secretary or such person as the chair of the meeting appoints.
The Board shall, in advance of any meeting of shareholders, appoint one (1) or more inspector(s), who may include individual(s) who serve the corporation in other capacities, including without limitation as officers, employees or agents, to act at the meeting of shareholders and make a written report thereof. The Board may designate one (1) or more persons as alternate inspector(s) to replace any inspector, who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of shareholders, the chair of the meeting shall appoint one (1) or more inspector(s) to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.
The Board shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at a meeting (and shall announce such at the meeting).
2.9 VOTING
The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws.
Each shareholder shall be entitled to that number of votes applicable to each share of capital stock held by such shareholder as set forth in the Articles.
In all matters, except as otherwise required by law, the Articles or these bylaws, the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Directors shall be elected by a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
The shareholders of the corporation shall not have the right to cumulate their votes for the election of directors of the corporation.
2.10 NO SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING
Any action required or permitted to be taken by the shareholders of the corporation must be effected at a duly called annual or special meeting of shareholders of the corporation and may not be effected by any consent in writing by such shareholders, unless provided by applicable law.

2.11 RECORD DATE FOR SHAREHOLDER NOTICE; VOTING; GIVING CONSENTS
In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than seventy (70) nor less than ten (10) days before the date of such meeting, nor more than seventy (70) days prior to any other such action.
If the Board does not fix a record date in accordance with these bylaws, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
2.12 PROXIES
Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy authorized by an instrument in writing or by a transmission permitted by law and filed with the Secretary of the corporation, provided that no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period.
2.13 LIST OF SHAREHOLDERS ENTITLED TO VOTE
The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting during ordinary business hours, at the corporation’s principal place of business.
The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.
2.14 ADVANCE NOTICE OF SHAREHOLDER BUSINESS
Only such business shall be conducted as shall have been properly brought before a meeting of the shareholders of the corporation. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) a proper matter for shareholder action under Montana Law that has been properly brought before the meeting by a shareholder (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.14 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.14. For such business to be considered properly brought before the meeting by a shareholder such shareholder must, in addition to any other applicable requirements, have given timely notice in proper form of such shareholder’s intent to bring such business before such meeting. To be timely, such shareholder’s notice must be delivered to or mailed and received by the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.
To be in proper form, a shareholder’s notice to the secretary shall be in writing and shall set forth:
i.the name and record address of the shareholder who intends to propose the business and the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder;
ii.a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;
iii.a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;
iv.any material interest of the shareholder in such business; and
v.any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholder’s meeting, shareholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act and the regulations promulgated thereunder.
No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section. The chair of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedure.
No business shall be conducted at a special meeting of shareholders other than the business specified in the notice to shareholders of such meeting.
2.15 ADVANCE NOTICE OF DIRECTOR NOMINATIONS
Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the Articles with respect to the right of holders of Preferred Stock of the corporation to nominate and elect a specified number of directors. To be properly brought before an annual meeting of shareholders, or any special meeting of shareholders called for the purpose of electing directors, nominations for the election of director must be (a) specified in the notice of meeting (or any supplement thereto), or (b) made by or at the direction of the Board (or any duly authorized committee thereof).
Subject to the rights of any holders of Preferred Stock of the corporation, no person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.15. If the chair of the meeting properly determines that a nomination was not made in accordance with the foregoing procedures, the chair shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
ARTICLE III - DIRECTORS
3.1 POWERS
Subject to applicable law and the Articles, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.
3.2 NUMBER OF DIRECTORS
a. The number of directors of the corporation shall be at least five (5) and not more than eighteen (18). The number of directors within that range can be increased or decreased by resolution of the Board and no decrease shall have the effect of shortening the term of any incumbent director. After expiration of a director’s term, the director shall continue to serve until a successor has been elected and qualified or until there is a decrease in the number of directors. Directors need not be residents of the State of Montana or shareholders of the corporation.

b. The directors shall be divided into three classes, each class to be as nearly equal with the other classes in number as possible. The term of the office of each class of director shall be three years. Each director shall hold office until the expiration of such director’s term or until a director dies, resigns, or is removed. At each annual meeting, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office. In the case of increases or decreases in the number of directors of the corporation, each class shall bear its reduction or increase proportionately.
c. There are no term limits for directors. Subject to applicable law, however, no director may stand for re-election to the Board after he or she has reached the age of seventy-two (72), unless on a case by case basis, the director having reached the age of 72 is recommended, due to special circumstances then existing, to the Board by the Governance and Nominating Committee and his or her candidacy is approved by the Board.
3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS
All directors of the corporation must be committed to the furtherance of the vision and goals of the corporation and must be willing to devote the necessary time and energy for the self-education, corporate functions, and other actions necessary to fulfill this commitment. Directors have a fiduciary duty to the corporation and shall make all decisions in a manner that is in the best interests of the corporation and its shareholders. Directors shall not advocate or act in the best interests of any person or group unless it also serves the best interests of the corporation and its shareholders.
All elections of directors shall be by written ballot, unless otherwise provided in the Articles. If authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must be either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized.
3.4 RESIGNATION AND VACANCIES
Any director may resign at any time upon written notice or by electronic transmission to the corporation.
Subject to the rights of the holders of any series of Preferred Stock of the corporation then outstanding and unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors, or any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law, be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. When one or more directors resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section.
3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE
The Board may hold meetings, both regular and special, either within or outside the State of Montana.
Unless otherwise restricted by the Articles or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
3.6 REGULAR MEETINGS
Regular meetings of the Board may be held with at least five (5) business days prior notice at such time and at such place as shall from time to time be determined by the Board.

3.7 SPECIAL MEETINGS; NOTICE
Special meetings of the Board for any purpose or purposes may be called at any time by the Chair of the Board, any Vice Chair of the Board, the Chief Executive Officer, the President or any two directors. The person(s) authorized to call special meetings of the Board may fix the place and time of the meeting.
Notice of the time and place of special meetings shall be:
i.delivered personally by hand, by courier or by telephone;
ii.sent by United States first-class mail, postage prepaid;
iii.sent by facsimile; or
iv.sent by electronic mail,
to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation’s records.
If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated either to the director or to a person at the office of the director who the person giving notice has reason to believe will promptly communicate such notice to the director. The notice need not specify the place of the meeting if the meeting is to be held at the corporation’s principal executive office nor the purpose of the meeting.
3.8 QUORUM
Except as otherwise required by law or the Articles, at all meetings of the Board, a majority of the authorized number of directors (as determined pursuant to Section 3.2 of these bylaws) shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.11 of these bylaws. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by law, the Articles or these bylaws.
3.9 WAIVER OF NOTICE
Whenever notice is required to be given under any provisions of Montana law, the Articles or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Articles or these bylaws.
3.10 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING
Unless otherwise restricted by the Articles or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
3.11 ADJOURNED MEETING; NOTICE
If a quorum is not present at any meeting of the Board, then a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.12 FEES AND COMPENSATION OF DIRECTORS
Unless otherwise restricted by the Articles or these bylaws, the Board shall have the authority to fix the compensation of directors, or the Board may delegate such authority to an appropriate committee thereof.
3.13 REMOVAL OF DIRECTORS
Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director or the entire Board may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the corporation then entitled to vote in the election of directors.
3.14 CORPORATE GOVERNANCE COMPLIANCE
Without limiting the powers of the Board set forth in Section 3.1, if at any time during which shares of capital stock of the corporation are listed for trading on either The NASDAQ Stock Market, including any successor thereto (“NASDAQ”), or The New York Stock Exchange, including any successor thereto (“NYSE”), the corporation shall comply with the corporate governance rules and requirements of NASDAQ or the NYSE, as the case may be (the “Exchange Governance Rules”), applicable to the corporation. If holders of the requisite voting power under the then applicable Exchange Governance Rules notify or have notified the corporation in writing of their election to cause the corporation to rely upon the applicable “controlled company” exemption (the “Controlled Company Exemption”) to the Exchange Governance Rules, the corporation and Board may adopt any and all measures, including with respect to the composition of any Board committees, permitted by the Controlled Company Exemption. All references to the Exchange Governance Rules in these bylaws shall include any applicable exemption thereto, including the Controlled Company Exemption.
ARTICLE IV - COMMITTEES
4.1 COMMITTEES OF DIRECTORS
The Board may designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise such lawfully delegable powers and duties as the Board may confer. Each committee will comply with all applicable provisions of: the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission, and applicable Exchange Governance Rules, and will have the right to retain independent legal counsel and other advisers at the corporation’s expense.
In addition to the foregoing committees designated by the Board, the Chair of the Board, and any Vice Chair of the Board, may from time to time designate and appoint, on a temporary basis, one or more directors to assist in the performance or discharge of any powers and duties of the Board or any committee thereof. Any such designation and appointment shall be in the form of a limited or special assignment and shall include such duties as determined by the Chair of the Board or any Vice Chair of the Board, as the case may be. The corporation’s standard Board and committee fees and reimbursement policies and practices shall be applicable to any such designation and appointment. Any designation and appointment made hereunder shall be reported to the Board at the next regular or special meeting of the Board.
4.2 COMMITTEE MINUTES
Each committee shall keep regular minutes of its meetings and report to the Board when required.

4.3 MEETINGS AND ACTION OF COMMITTEES
Meeting and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:
i.Section 3.5 (place of meetings and meetings by telephone);
ii.Section 3.6 (regular meetings);
iii.Section 3.7 (special meetings and notice);
iv.Section 3.8 (quorum);
v.Section 3.9 (waiver of notice);
vi.Section 3.10 (action without a meeting);
vii.Section 3.11 (adjournment and notice of adjournment).
with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members.
Notwithstanding the foregoing:
i.the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;
ii.special meetings of committees may also be called by resolution of the Board; and
iii.notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the governance of any committee not inconsistent with the provisions of these bylaws.
4.4 EXECUTIVE COMMITTEE
The Board shall establish an Executive Committee whose principal purpose will be to function and act on behalf of the Board with respect to any and all matters between regularly scheduled Board meetings, particularly with respect to critical and time sensitive matters. The Executive Committee will also assist the Board in carrying out its responsibility to monitor the corporation’s capital management policy. In addition, the Executive Committee will assume such other duties and responsibilities as the Board may confer upon the committee from time to time.
4.5 AUDIT COMMITTEE
The Board shall establish an Audit Committee whose principal purpose will be to oversee the corporation’s and its subsidiaries’ accounting and financial reporting processes, internal systems of control, independent auditor relationships and audits of consolidated financial statements of the corporation and its subsidiaries. The Audit Committee will also determine the appointment of the independent auditors of the corporation and any change in such appointment and ensure the independence of the corporation’s auditors. In addition, the Audit Committee will assume such other duties and responsibilities as the Board may confer upon the committee from time to time.
4.6 GOVERNANCE AND NOMINATING COMMITTEE
The Board shall establish a Governance and Nominating Committee whose principal duties will be to assist the Board by identifying individuals qualified to become Board members consistent with criteria approved by the Board, to recommend to the Board for its approval the slate of nominees to be proposed by the Board to the shareholders for election to the Board, to develop and recommend to the Board the governance principles applicable to the corporation, as well as such other duties and responsibilities as the Board may confer upon the committee from time to time.
4.7 COMPENSATION COMMITTEE
The Board shall establish a Compensation Committee whose principal duties will be to review employee compensation policies and programs as well as the compensation of the Chief Executive Officer and other executive officers of the corporation, to recommend to the Board a compensation program for outside Board members, as well as such other duties and responsibilities as the Board may confer upon the committee from time to time.

4.8 RISK COMMITTEE
The Board shall establish a Risk Committee whose principal duties will be to oversee the conduct of, and review the results of, enterprise-wide risk assessments, including the identification and reporting of critical enterprise risk management practices, as well as such other duties and responsibilities as the Board may confer upon the committee from time to time.
ARTICLE V - OFFICERS
5.1 OFFICERS
The officers of the corporation shall be the Chair of the Board, Chief Executive Officer, President, one or more Vice Presidents, Chief Financial Officer, Chief Banking Officer, Chief Credit Officer, Chief Legal Officer/General Counsel, Chief Risk Officer, Secretary, and Treasurer. The corporation may also have, at the discretion of the Board, a Vice Chair of the Board, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed by the Board, including, but not limited to, chief operating officer, chief accounting officer, chief information officer, chief compliance or regulatory officer, president of wealth management, and branch administration officer.
Any number of offices may be held by the same person.
5.2 APPOINTMENT OF OFFICERS
The Board shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the corporation.
5.3 SUBORDINATE OFFICERS
The Board may appoint, or empower the Chief Executive Officer and/or the President of the corporation, to appoint such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board or the Chief Executive Officer and/or the President may from time to time determine.
5.4 REMOVAL AND RESIGNATION OF OFFICERS
Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer appointed by the Board, by any officer upon whom such power of removal may be conferred by the Board.
Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.
5.5 VACANCIES IN OFFICES
Any vacancy occurring in any office of the corporation shall be filled by the Board or as provided in Section 5.2.
5.6 CHAIR OF THE BOARD
The Chair of the Board shall be a member of the Board and, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board or as may be prescribed by these bylaws.

5.7 VICE CHAIR OF THE BOARD
Any Vice Chair of the Board shall be a member of the Board and, in the absence or disability of the Chair of the Board, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board or as may be prescribed by these bylaws.
5.8 CHIEF EXECUTIVE OFFICER
Subject to the control of the Board and any supervisory powers the Board may give to the Chair of the Board, the Chief Executive Officer shall, together with the President of the corporation, have general supervision, direction, and control of the business and affairs of the corporation and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall also perform all duties incidental to this office that may be required by law and all such other duties as are properly required of this office by the Board.
5.9 PRESIDENT
Subject to the control of the Board and any supervisory powers the Board may give to the Chair of the Board, the President shall, together with the Chief Executive Officer of the corporation, have general supervision, direction, and control of the business and affairs of the corporation and shall see that all orders and resolutions of the Board are carried into effect. The President shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board, the Chair of the Board or the Chief Executive Officer.
5.10 VICE PRESIDENTS
In the absence or disability of the President, one or more Vice Presidents, in order of their rank as fixed by the Board (such as an executive vice president followed by a senior vice president, vice president and assistant vice president) or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the President. When acting as the President, the appropriate Vice President shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, the Chair of the Board, the Chief Executive Officer or the President.
5.11 CHIEF FINANCIAL OFFICER
The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.
The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as the Board may designate. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President and any directors, whenever they request it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board or the Chief Executive Officer.
The Chief Financial Officer may be the Treasurer of the corporation.
5.12 CHIEF BANKING OFFICER
The Chief Banking Officer shall oversee the strategic direction and management of the corporation in providing personal and commercial banking services. The Chief Banking Officer shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board or the Chief Executive Officer.

5.13 CHIEF CREDIT OFFICER
The Chief Credit Officer shall supervise, administer and implement the credit program, and related policies and procedures, of the corporation. The Chief Credit Officer shall monitor the corporation’s loan portfolio consistent with applicable laws, regulations and policies. The Chief Credit Officer shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board or the Chief Executive Officer.
5.14 CHIEF LEGAL OFFICER/GENERAL COUNSEL
The Chief Legal Officer or General Counsel shall assist the corporation in minimizing and mitigating legal risks by advising the corporation’s other officers and board members regarding legal and regulatory issues the corporation confronts. The Chief Legal Officer or General Counsel shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board or the Chief Executive Officer.
5.15 CHIEF RISK OFFICER
The Chief Risk Officer shall assess and mitigate significant risk, including regulatory, strategic, reputational, operational, credit, financial, and technological risks, across the enterprise and coordinate the corporation’s Enterprise Risk Management approach. The Chief Risk Officer shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board or the Chief Executive Officer.
5.16 SECRETARY
The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders. The minutes shall show:
i.the time and place of each meeting;
ii.whether regular or special (and, if special, how authorized and the notice given);
iii.the names of those present at directors’ meetings or committee meetings;
iv.the number of shares present or represented at shareholders’ meetings; and
v.the proceedings thereof.
The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, a share register, or a duplicate share register showing:
i.the names of all shareholders and their addresses;
ii.the number and classes of shares held by each;
iii.the number and date of certificates evidencing such shares or other applicable information with respect to uncertificated shares; and
iv.the number and date of cancellation of every certificate surrendered for cancellation or other applicable information with respect to uncertificated shares.
The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board required to be given by law or by these bylaws. The Secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board, the Chair of the Board or the Chief Executive Officer.
5.17 TREASURER
The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as the Board or the Chief Executive Officer may designate. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President and any directors, whenever they request it, an account of all his or her transactions as Treasurer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board or the Chief Executive Officer.
5.18 ASSISTANT SECRETARY
The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may be prescribed by the Board or the Chief Executive Officer.
5.19 ASSISTANT TREASURER
The assistant treasurer, or, if there is more than one, the assistant treasurers, in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or Treasurer or in the event of the Chief Financial Officer’s or Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer or Treasurer, as applicable, and shall perform such other duties and have such other powers as may be prescribed by the Board or the Chief Executive Officer.
5.20 REPRESENTATION OF SHARES OF OTHER CORPORATIONS
All officers of the corporation, and any other person authorized by the Board or the Chief Executive Officer, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares or other equity interests of any other corporation or entity standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
5.21 AUTHORITY AND DUTIES OF OFFICERS
In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board.
ARTICLE VI - RECORDS AND REPORTS
6.1 MAINTENANCE AND INSPECTION OF RECORDS
The corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its shareholders listing their names and addresses and the number and class of shares held by each shareholder, a copy of these bylaws, as may be amended to date, minute books, accounting books and other records.
Any such records maintained by the corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.
Any shareholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its shareholders, and its other books and records, as permitted under Montana law, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a shareholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the corporation at its registered office in Montana or at its principal executive office.
6.2 INSPECTION BY DIRECTOR
Any director shall have the right to examine the corporation’s stock ledger, a list of its shareholders, and its other books and records for a purpose reasonably related to his or her position as a director.
ARTICLE VII - GENERAL MATTERS
7.1 CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS
From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.
7.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS
Except as otherwise provided in these bylaws, the Board, or any officers of the corporation authorized thereby, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confirmed to specific instances.
7.3 STOCK CERTIFICATES AND UNCERTIFICATED SHARES
The shares of the corporation may, but need not, be represented by certificates. The Board may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. This authorization does not affect shares already represented by certificates until they are surrendered to the corporation. The rights and obligations of shareholders within the same class or series are identical whether or not their shares are represented by certificates.
If the Board does not authorize the issue of uncertificated shares, then the shares of any or all of its classes or series shall be represented by certificates. If shares of the corporation are represented by certificates, each share certificate shall state on its face the name of the person to whom issued, the number and class of shares and the designation of the series, if any, that the certificate represents, and all other requirements applicable thereto as set forth in the Montana Business Corporation Act. Each share certificate must be signed, either manually or in facsimile, by two officers designated in these bylaws and may bear the corporate seal or its facsimile. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
If the Board authorizes the issue of uncertificated shares, then within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send to each shareholder, at the shareholder’s address of record on the books and records of the corporation, a written statement of the information that would be required on certificates representing shares as set forth in the Montana Act.
If, at any time during which shares of Class A Common Stock or other capital stock of the corporation are listed for trading on either NASDAQ or the NYSE, the corporation shall ensure that all securities listed for trading are eligible for a Direct Registration Program (as defined below) operated by a clearing agency registered under Section 17A of the Exchange Act. For purposes of these bylaws, a “Direct Registration Program" shall mean any program by the corporation, directly or through the corporation’s transfer agent or registrar, whereby a shareholder may have securities registered in the shareholder's name on the books of the corporation or its transfer agent or registrar without the need for a physical certificate to evidence ownership.

7.4 SPECIAL DESIGNATION FOR MORE THAN ONE CLASS OR SERIES
If the corporation is authorized to issue more than one class of stock or more than one series of any class and the corporation issues certificated shares, then the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. If the corporation issued uncertificated shares, then the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in the Articles.
7.5 LOST CERTIFICATES
Except as provided in this Section 7.5, no new certificates for certificated shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
7.6 CONSTRUCTION; DEFINITIONS
Unless the context required otherwise, the general provisions, rules of construction, and definitions in the Montana Business Corporation Act shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.
7.7 DIVIDENDS
The Board, subject to any restrictions contained in the Montana Business Corporation Act, the Articles and applicable law, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the Montana Business Corporation Act, the Articles and applicable law.
The Board may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
7.8 FISCAL YEAR
The fiscal year of the corporation shall be the calendar year or as otherwise fixed by resolution of the Board and may be changed by the Board.
7.9 SEAL
The corporation may adopt a corporate seal, which shall be adopted and which may be already by the Board. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
7.10 TRANSFER OF STOCK
Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by the transfer agent or registrar designated to transfer shares of the stock of the corporation. The officers of the corporation, together with the transfer agent or registrar, shall adopt and implement such policies and procedures as are necessary or advisable to facilitate the orderly processing of stock transfer requests.

7.11 STOCK TRANSFER AGREEMENTS
The corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes or series of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes or series owned by such shareholders in any manner not prohibited by the Montana Business Corporation Act.
7.12 REGISTERED SHAREHOLDERS
The corporation:
i.shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;
ii.shall be entitled to hold liable for calls and assessments on partly paid shares the person registered on its books as the owner of shares; and
iii.shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Montana.
7.13 WAIVER OF NOTICE
Whenever notice is required to be given under any provision of the Montana Business Corporation Act, the Articles or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Articles or these bylaws.
ARTICLE VIII - INDEMNIFICATION OF DIRECTORS AND OFFICERS
8.1 POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION
Subject to Section 8.3 of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the Montana Business Corporation Act, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the corporation or any predecessor of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

8.2 POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION
Subject to Section 8.3 of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the Montana Business Corporation Act, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the corporation or any predecessor of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
8.3 AUTHORIZATION OF INDEMNIFICATION
Any indemnification under this Article VIII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the shareholders (but only if a majority of the directors who are not parties to such action, suit or proceeding, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the shareholders for their determination). Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the corporation. To the extent, however, that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
8.4 GOOD FAITH DEFINED
For purposes of any determination under Section 8.3 of this Article VIII, to the fullest extent permitted by applicable law, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the corporation or another enterprise, or on information supplied to such person by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The term “another enterprise” as used in this Section 8.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employee or agent. The provisions of this Section 8.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 8.1 or 8.2 of this Article VIII, as the case may be.

8.5 INDEMNIFICATION BY A COURT
Notwithstanding any contrary determination in the specific case under Section 8.3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the court for indemnification to the extent otherwise permissible under Sections 8.1 and 8.2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 8.1 or 8.2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 8.3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 8.5 shall be given to the corporation promptly upon the filing of such application. If successful on the merits, the director or officer seeking indemnification shall also be entitled to be paid the reasonable expense of prosecuting such application.
8.6 EXPENSES PAYABLE IN ADVANCE
To the fullest extent prohibited by the Montana Business Corporation Act, or by any other applicable law, expenses reasonably incurred by a person who is or was a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding; provided, however, an advance of expenses incurred by any person in his or her capacity as a director or officer (and not in any other capacity) shall be made only upon receipt of a signed statement by or on behalf of such person that such person has met the applicable standards of conduct set forth in Section 8.1 or 8.2 of this Article VIII, as the case may be, and an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article VIII.
8.7 NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES
The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles, any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Sections 8.1 and 8.2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 8.1 or 8.2 of this Article VIII but whom the corporation has the power or obligation to indemnify under the provisions of the Montana Business Corporation Act, or otherwise. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Montana Business Corporation Act, or by any other applicable law.
8.8 INSURANCE
To the fullest extent permitted by the Montana Business Corporation Act or any other applicable law, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was a director, officer, employee or agent of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

8.9 CERTAIN DEFINITIONS
For purposes of this Article VIII, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VIII.
8.10 SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES
The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and other personal and legal representatives of such a person.
8.11 LIMITATION ON INDEMNIFICATION
Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 8.5 hereof), the corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board.
8.12 INDEMNIFICATION OF EMPLOYEES AND AGENTS
The corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Article VIII to directors and officers of the corporation.
8.13 EFFECT OF AMENDMENT OR REPEAL
Neither any amendment or repeal of any Section of this Article VIII, nor the adoption of any provision of the Articles or the bylaws inconsistent with this Article VIII, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article VIII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VIII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VIII, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.
ARTICLE IX - AMENDMENTS
The bylaws of the corporation may be adopted, amended or repealed by a majority of the voting power of the shareholders entitled to vote; provided, however, that the corporation may, in its Articles, also confer the power to adopt, amend or repeal bylaws upon the Board. The fact that such power has been so conferred upon the Board shall not divest the shareholders of the power, nor limit their power to adopt, amend or repeal bylaws.